Exhibit 6.6

                     MUTUAL RELEASE AND SETTLEMENT AGREEMENT

        This Mutual Release and Settlement Agreement (hereinafter referred to as "Agreement") is entered into this 11th day of October, 1999 between Jerry E. Blythe and Winthrop Associates (hereinafter collectively referred to as "Claimants"), BrowseSafe, LLC, BrowseSafe.com, Inc. and BrowseSafe Technology, Inc. (hereinafter collectively referred to as "BrowseSafe") and Lowe Gray Steele & Darko, LLP (hereinafter referred to as "Escrow Agent").

                                   RECITALS:

        WHEREAS, on or about September 19, 1998, Winthrop Associates, BrowseSafe, LLC and BrowseSafe.com, Inc. executed a Management Consulting Agreement (referred to as "Consulting Agreement");

        WHEREAS, Claimants and BrowseSafe both allege that the other party has breached the Consulting Agreement;

        WHEREAS, each party has denied the allegations; and

        WHEREAS, each party is desirous of resolving all claims, damages and actions relating to or arising from the Consulting Agreement.

        NOW THEREFORE, in consideration of the premises and the undertakings of the parties hereto, the parties hereby agree as follows:

        1. Incorporation of Recitals. The Recitals set forth above are incorporated into and form a part of this Agreement.

        2. Payment to Claimants.

           (a)        BrowseSafe.com, Inc. shall pay to Escrow Agent f/b/o Jerry
                      E. Blythe, the sum of Two Hundred Thousand Dollars ($200,000) within One Hundred Twenty (120) days of the execution of this Agreement.

           (b) At the time of execution of this Agreement, BrowseSafe.com, Inc. shall issue Five Hundred Thousand (500,000) shares of common stock of BrowseSafe.com, Inc. (the "Shares") to Jerry E. Blythe and shall deliver the certificate representing the Shares to Escrow Agent as security for the payment of the Two Hundred Thousand Dollars ($200,000). On the One Hundred and Twenty First (121st) day following execution of this Agreement, Escrow Agent shall pay the sum of Two Hundred Thousand Dollars ($200,000) to Jerry E. Blythe if such funds were previously paid to Escrow Agent by BrowseSafe.com, Inc. If Escrow Agent has not previously received the sum of Two Hundred Thousand Dollars ($200,000) from BrowseSafe.com, Inc., on the One Hundred and Twenty First (121st) day following execution of this Agreement, Escrow Agent

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                      shall deliver the certificate representing the Shares to
                      Jerry E. Blythe. If Escrow Agent has previously received the sum of Two Hundred Thousand Dollars ($200,000) from BrowseSafe, com, Inc. and has paid such funds to Jerry E. Blythe, on the One Hundred and Twenty First (121st) day following execution of this Agreement, Escrow Agent shall deliver the certificate representing the Shares to BrowseSafe.com, Inc. Upon receipt of the certificate representing the Shares, BrowseSafe.com, Inc. shall cancel the Shares. The issuance and delivery of the Shares to Jerry E. Blythe shall be in lieu of payment of the unpaid portion of the sum of Two Hundred Thousand Dollars ($200,000).

           (c) The Shares shall be unrestricted shares if a registration has been completed. If a registration has not been completed, any of the Shares subject to any restrictions shall contain the piggyback registration rights more fully described in Section 5. BrowseSafe and Claimants shall timely provide the other party with any information reasonably requested in connection with the registration or transfer of the Shares hereunder or pursuant to Section 4 or any other provision of this Agreement.

        3. Mutual Release of Claims. Claimants and BrowseSafe do hereby release, acquit and forever discharge one another, their respective agents, servants, predecessors, successors, assigns, subsidiaries, affiliates, parents, officer and directors, from any and all claims, actions, causes of action, suits, damages, demands debts, sums of money, accounts, covenants, contracts, controversies, agreements, promises, rights, liabilities, costs and judgments whatsoever, known or unknown, which either Claimants or BrowseSafe ever had, now have or hereafter may have against the other, from the beginning of the world to the date of this Agreement, which are in any way related to the Consulting Agreement or any other services Claimants may have performed for BrowseSafe.

        4. Restrictions on Transferability of Securities in Compliance with the Act. If restricted, the Shares cannot be publicly resold by the holder hereof without registration under the Securities Act and compliance with the prospectus delivery requirements thereof, or the availability of an exemption therefrom. Each certificate representing the Shares, except a new certificate issued for securities registered under the Securities Act, shall be stamped or otherwise imprinted with the legend set forth below (in addition to any legend required under applicable state securities laws) unless in the opinion of counsel selected by the holder of such certificate and reasonably acceptable to BrowseSafe, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act, or if the securities are transferred in accordance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act.

        THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE OFFERING OF THESE SHARES HAVE NOT BEEN REVIEWED OR APPROVED BY ANY STATE'S SECURITIES ADMINISTRATOR. THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED

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

UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE CORPORATION STATING THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS.

        5. Registration. If restricted, the Shares shall have the following Registration Rights:

              (a) Registration Rights. Whenever BrowseSafe proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of the Shares (a "Piggyback Registration"), BrowseSafe shall give prompt written notice to Claimants of its intention to effect such a registration and shall include in such registration the Shares.

              (b) Expenses. All of the expenses of registration of the Shares in connection with such Piggyback Registration shall be paid by BrowseSafe.

               (c) Registration Procedures. Whenever any of Claimants Shares are to be registered as provided herein, BrowseSafe shall use its best efforts to effect the registration and the sale of such Underlying Securities in accordance with the intended method of disposition thereof and pursuant thereto BrowseSafe shall as expeditiously as possible:

                      (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective;

                      (ii) notify Claimants of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                      (iii) furnish to Claimants such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Claimants may reasonably request in order to facilitate the disposition of the Shares;

                      (iv) use its best efforts to register or qualify the Shares under such other securities or blue sky laws as reasonably requested by Claimants and do any and all other acts and things which may be reasonably necessary to enable Claimants to consummate the disposition of the Shares.

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

                      (v) notify Claimants at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and upon such event and at the request of Claimants, BrowseSafe shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                      (vi) cause all such Shares to be listed on each securities exchange on which similar securities issued by BrowseSafe.com, Inc. are then listed;

                      (vii) provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement;

                      (viii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions in order to expedite the disposition of such Shares;

        6. Good Faith Settlement. This Agreement is made in good faith by the parties in acceptance of a good faith settlement by them of all claims arising from the issues herein above described.

        7. No Admission of Liability. It is understood and agreed that the terms and conditions of this Agreement are not an admission of liability on the part of the parties and their liability is hereby expressly denied. It is further understood that this Agreement is to have a broad construction in order to effect the full and final release of the matters herein set forth.

        8. Understanding of the Parties. The parties hereby represent that they have read and understand each of the terms and provisions of this Agreement and are executing it voluntarily and following the opportunity for independent legal advice and that the respective signers have the authority and capacity to bind themselves and/or their principals as the case may be.

        9. Invalidity; Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all remaining provisions shall remain valid. If any waivers, as set forth herein, are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.

        10. Entire Agreement. Following full execution, this Agreement shall reflect the entire agreement between the parties and those statement, promises or inducements made by or on behalf of either party that are not contained herein shall not be binding.

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

        11. Governing Law. This Agreement shall be governed by the laws of the State of Indiana.

        12. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties respective successors and assigns.

        13. Effective Date. This Agreement shall be effective as of and after the date of execution of this Agreement.

        14. Miscellaneous. Nothing herein contained shall be deemed to obligate the Escrow Agent to transfer the Shares hereunder, unless the same shall have been first received by the Escrow Agent pursuant to the provisions of this Agreement. In performing any of its duties hereunder, the Escrow Agent shall not incur liability to anyone for any damages, losses or expenses except for willful default or negligence and it shall accordingly not incur any such liability with respect to any action taken or omitted in reliance upon any instrument not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.



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

     "CLAIMANTS"                                   BROWSESAFE"

WINTHROP ASSOCIATES                         BROWSESAFE, LLC.



By:  /s/ Jerry E. Blythe                    By:  /s/ Mark Smith
   ------------------------                    ----------------------

/s/ Jerry E. Blythe
---------------------------
Jerry E. Blythe                             BROWSESAFE.COM, INC.


    "ESCROW AGENT"                          By:  /s/ Mark Smith
                                               ----------------------
LOWE GRAY STEELE & DARKO, LLP

                                            BROWSESAFE TECHNOLOGY, INC.

By:  /s/ Robert J. Milford
   ------------------------
   Robert J. Milford, Partner
                                            By:  /s/ Mark Smith
                                               ----------------------

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